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                                                             EXHIBIT 11

                                        [LOGO]
                                     [LETTERHEAD]



                           Consent of Independent Auditors


The Board of Directors and Shareholders
EquiTrust Series Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Report to Shareholders" in the Prospectus for EquiTrust Series Fund, Inc. in Part A and "Other Information
- Independent Auditors" in Part B and to the incorporation by reference of our report dated August 28, 1998 on the financial statements of EquiTrust Series Fund, Inc. in Post Effective Amendment No. 35 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-38512) and related Prospectus of EquiTrust Series Fund, Inc.

                                       /s/ Ernst & Young LLP


Des Moines, Iowa
November 24, 1998